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                                  EXHIBIT 10.60

                              CONSULTING AGREEMENT


                                                                Exhibit 10.60



         CONSULTING AGREEMENT dated March 6, 2001 between STONEPATH GROUP, INC. (the "Company"), and ROB McCORD, an individual residing at 135 Fishers Road, Bryn Mawr, PA 19010 ("Consultant").

         WHEREAS, the Consultant is experienced in the areas of, among others, venture investing, private equity investing, and e-commerce partnering and strategy; and

         WHEREAS, the Company desires to engage Consultant to provide consulting and advisory services to the Company as identified below.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and intending to be legally bound, the parties agree as follows:

         1. Services. Company retains Consultant and Consultant will provide services to the Company with respect to its recently published change in business strategy and efforts to establish a convergence strategy for acquiring business enterprises and technologies (the "Consultancy Services"). The Consultancy Services will be provided periodically by Consultant upon request by the Company and following reasonable notice at times and locations mutually acceptable to Company and Consultant.

         2. Term. This Agreement shall commence on the date hereof and shall continue in effect for a period of one (1) year, provided however, that either party has the right to terminate this Agreement and all obligations thereunder upon thirty (30) days notice.

         3. Compensation. For all duties rendered hereunder, Company shall pay Consultant the cash sum of $8,750 per month paid at the beginning of each month during the term of this Agreement. In addition, the Company agrees to grant Consultant options to purchase 50,000 shares of its common stock under the Company's existing stock option plan. The terms of the options shall be as follows:

            Term:                      Three (3) years.

            Exercise Price:            $.70 per share.

            Vesting: Vest on a monthly basis over the next twelve (12) months. If Consultant terminates the Agreement prior to the end of the Term of the Agreement, all further vesting is suspended following such termination. If the Company terminates the Agreement prior to the end of the term of the Agreement, all options automatically vest at the time of such termination..

            Stock Option Plan:         The Option shall be subject to the terms
                                       and conditions of the Company's 2000
                                       Stock Incentive Plan.

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         4. Indemnification.

            (a) By entering into this Agreement, Consultant shall not be liable for any of the obligations, liabilities, losses or other debts of the Company or for damages caused by or resulting from actions or omissions of the Company or any affiliate of the Company or from any reasonable actions taken by Consultant on behalf of the Company in connection with the Consultancy Services. Subject to the following proviso, the Company shall indemnify and hold harmless Consultant from and against any and all losses, claims, actions, suits, judgments, damages, expense (including, without limitation, reasonable fees and expenses of counsel paid on a current basis by the Company), liabilities, judgments, and amounts paid in settlement (collectively "Damages") incurred by or asserted against Consultant for Consultancy Services performed under this Agreement or for any obligation, liability or other debt of the Company, or arising out of conduct of the Company or any of its affiliates; provided, however, that the Company shall have no obligation or indemnification to the extent that Damages arise as a result of, in connection with or relate to Consultant's breach of its obligations under this Agreement or Consultant's willful misconduct or gross negligence.

            (b) By entering into this Agreement and receiving the Consultancy Services provided by Consultant under this Agreement, but subject to the terms of this Agreement, neither the Company nor its affiliates shall be liable for any damages caused by the willful misconduct or gross negligence of Consultant or Consultant's breach of this Agreement. Consultant shall indemnify and hold harmless the Company and its affiliates from Damages incurred by or asserted against the Company or any affiliate of the Company arising as a result of, in connection with or relating to the willful misconduct or gross negligence of consultant or Consultant's breach of this Agreement. Consultant shall defend, indemnify and hold harmless the Company and its directors, officers, agents and employees form and against any and all claims, liabilities, suits, losses, damages and expenses, including, without limitation, costs and reasonable attorney's fees ("Claims"), relating to or resulting from (i) grossly negligent or willful acts and omissions of Consult (except Claims resulting solely from the gross negligence or willful misconduct of the Company), including Claims resulting from death, injuries and property damage caused by Consultant; (ii) Consultant's failure to comply with all laws and regulations applicable to the provision of the Consultancy Services; or (iii) Consultant's relationship with its employees and contractors.

         5. Expense Reimbursement. During the terms hereof, the Company shall reimburse Consultant for all reasonable, ordinary and necessary travel, lodging and related expenses incurred by him with the prior approval of the Company in connection with the performance of his services hereunder. Such payments shall be made by the Company upon submission by Consultant of vouchers itemizing such expenses in a form reasonably satisfactory to the Company. Such expenses greater than $500 must be approved in advance by the Company.

         6. No Additional Benefits. Consultant shall not be entitled to participate in any of the benefit, welfare, bonus or incentive plans maintained by the Company for its employees.

         7. Non-Disclosure of Confidential Information.

            (a) Consultant agrees to hold and safeguard Confidential Information in trust for the Company, its successors and assigns and agrees that he shall not, without the prior written consent of the Company, misappropriate or disclose or make available to anyone for use outside the Company's organization at any time, either during the term of this Agreement with the Company or subsequent to the termination of this Agreement with the Company.

            (b) As used in this Agreement, the term "Confidential Information" shall mean all trade secrets, confidential information, and/or proprietary information owned by, concerning or about the Company heretofore or hereafter disclosed or made accessible (whether orally, in writing or by visual or other means) to Consultant or any of Consultant's employees or agents concerning in place, proposed and/or projected (a) matters of a business nature (including, without limitation, information about affiliate investments, investment practices, corporate culture, head counts, organization charts, budgets, profits and other financial information, (b) matters of a technical nature of the

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Company or any of its affiliates (including, without limitation, inventions, data concepts, devices, software and documentation, information services systems, capabilities, diagrams or process flows, secret process or machines, know-how and related improvements), (c) future plans for the business and further development (such as marketing and business plans or strategies, testing methods, volumes and "vision" of the Company), and (d) all other information or intellectual property proprietary to the Company and not generally available to the public.

            (c) Consultant agrees to maintain the confidentiality of the Confidential Information and not to disclose any Confidential Information to any person for any purpose; provided that (i) Confidential Information may be disclosed to Consultant's employees and agents who need to know such information for the purpose of assisting Consultant for the purpose of rendering Consultancy Services hereunder or in connection with negotiation of a definitive employment agreement (it being understood and agreed that Consultant shall advise such persons of the confidential nature of such information and shall secure the confirmation that such persons will maintain the confidentiality of such information); and (ii) any disclosure of such Confidential Information may be made to which the Company shall give its prior express written consent.

            (d) The term Confidential Information does not include information which (i) becomes generally available to the public other than as a result of disclosure by Consultant or any employee or agent of Consultant; (ii) was legally available to Consultant on a non-confidential basis prior to being made available to Consultant by the Company; or (iii) becomes legally available to Consultant on a non-confidential basis from a source other than the Company, its directors, officers, employees, affiliates, agents, independent contractors, advisors or representatives, that such source is not bound by a confidentiality agreement with any of the foregoing.

         8. No Prior Agreements. Consultant represents and warrants that he is not a party to or otherwise subject to or bound by the terms of any contract, agreement or understanding which in any manner would limit or otherwise affect his ability to perform his obligations hereunder, or under any employment agreement with the Company.

         9. Notices. Any notice pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or sent by guaranteed overnight delivery service or registered or certified mail to the following addresses:

            If to Consultant:         Rob McCord
                                      135 Fishers Road
                                      Bryn Mawr, PA  19010

            If to the Company:        Stonepath Group, Inc.
                                      c/o Stephen M. Cohen, Esquire
                                      General Counsel
                                      Two Penn Center, Suite 605
                                      Philadelphia, PA  19102


        10. Assignments. Consultant shall not assign this Agreement or subcontract any of the work, labor or services to be performed by Consultant hereunder without the Company's prior written consent.

        11. Independent Contractor. The parties agree that Consultant is an independent contractor for all purposes. Consultant shall not be an employee or agent of the Company for any purpose, and Consultant shall have no power to bind the Company or assume any obligations or liabilities on behalf of the Company.

        12. Company Property. All files, records, documents, and other materials relating to the business of the Company, whether prepared by Consultant or otherwise coming into his possession, shall remain the property of the Company

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during the term of this Agreement and thereafter. Upon termination of this
Agreement for any reason, Consultant shall promptly return to the Company all such materials and all copies thereof to the Company.

        13. Waiver. The waiver by either party of a breach or violation of any provision of this Agreement shall not constitute or be construed as a waiver of any subsequent breach or violation of that provision or as a waiver of any breach or violation of any other provision.

        14. Integration and Amendment. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior communications and agreements. This Agreement and the provisions hereof may not be changed, waived or extended orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, extension is sought.

        15. Governing Law. This Agreement and all rights and obligations of the parties hereunder shall be governed by and be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first written above.

                                CONSULTANT:


                                By: /s/ Rob McCord
                                   --------------------------------------------
                                    Rob McCord


                                STONEPATH GROUP, INC.


                                By: /s/ Andrew P. Panzo
                                    -------------------------------------------
                                    Name:  Andrew P. Panzo
                                    Title: Chairman and Chief Executive Officer













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